Exhibit 5.1

August 7, 2017

ON Semiconductor Corporation

5005 E. McDowell Road

Phoenix, Arizona 85008

Ladies and Gentlemen:

We have acted as counsel to ON Semiconductor Corporation, a Delaware corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the ON Semiconductor Amended and Restated Stock Incentive Plan (as amended as of May 17, 2017) (the “Plan”). The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of up to 27,900,000 shares of common stock, $.01 par value, of the Company (the “Offered Shares”).

This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In rendering the opinions set forth herein, we have examined the (i) Registration Statement and exhibits thereto; (ii) Amended and Restated Certificate of Incorporation of the Company, as amended to the date hereof and currently in effect; (iii) Amended and Restated Bylaws of the Company, as amended to the date hereof and currently in effect; (iv) resolutions adopted by the Board of Directors of the Company relating to the filing of the Registration Statement and the offering and sale of the Offered Shares; and (v) specimen certificate for the Offered Shares as incorporated by reference into the Registration Statement. We have also examined such other documents and records and have made such other investigation as we have deemed necessary or appropriate to render the opinions set forth below. As to any facts material to the opinions expressed herein that were not independently established or verified by us, we have relied upon oral or written statements and representations of officers and other representatives of the Company and others.

We have assumed the legal competency and capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as electronic, certified, conformed, photostatic, or facsimile copies, and the authenticity of the originals of such latter documents. Based upon the foregoing and in reliance thereon, and subject to the assumptions, qualifications and limitations set forth herein, we are of the opinion that when the Offered Shares shall have been issued and delivered in accordance with the Plan and the applicable award agreements under the Plan, including receipt of the purchase price therefor as contemplated in the Plan, the

ON Semiconductor Corporation

August 7, 2017

Offered Shares will be validly issued, fully paid, and non-assessable. For purposes of this opinion, we have assumed that (i) in all cases the consideration for each Offered Share is not less than the par value thereof; and (ii) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the Delaware General Corporation Law. This opinion relates only to original issuance securities.

Our opinions herein are expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise as to any other matters relating to the Company, the Offered Shares, or the Registration Statement. The opinions expressed herein are limited to the Delaware General Corporation Law and we express no opinion as to the effect on matters covered by this letter of the laws of any other jurisdiction. It is understood that this opinion is to be used only in connection with the offer and sale of the Offered Shares while the Registration Statement is in effect. The opinions herein are based upon the facts in existence and laws in effect on the date hereof and we assume no obligation to revise or supplement our opinions in the event of future changes in such facts or laws.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving this consent, we do not concede that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Snell & Wilmer L.L.P.